STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.   Name of Statutory Trust: YieldQuest Funds Trust.

2. Pursuant to powers granted under Article IV Section 3 and pursuant to the procedures specified in Article III Section 6 of the Agreement and Declaration of Trust, the Board of Trustees has established and designated Institutional Class and Investor Class Shares for each Series of the Trust.

     The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

--------------------------------------------------------------------------------
Series                                                Classes
--------------------------------------------------------------------------------
YieldQuest Core Equity Fund                           Institutional, Investor
--------------------------------------------------------------------------------
YieldQuest Total Return Bond Fund                     Institutional, Investor
--------------------------------------------------------------------------------
YieldQuest Tax-Exempt Bond Fund                       Institutional, Investor
--------------------------------------------------------------------------------
YieldQuest Flexible Income Fund                       Institutional, Investor
--------------------------------------------------------------------------------
YieldQuest Low Duration Bond Fund                     Institutional, Investor
--------------------------------------------------------------------------------
YieldQuest Low Duration Tax-Exempt Bond Fund          Institutional, Investor
--------------------------------------------------------------------------------

3. YieldQuest Core Equity Fund, YieldQuest Total Return Bond Fund and YieldQuest Tax-Exempt Bond Fund commenced operations on October 31, 2005, and YieldQuest Flexible Income Fund, YieldQuest Low Duration Bond Fund and YieldQuest Low Duration Tax- Exempt Bond Fund commenced operations on June 11, 2007.

4. Institutional Class shares have been offered since the commencement date of each Series and Investor Class Shares shall be offered effective on or after February' 29, 2008.

5.   This Certificate of Amendment shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 18th day of December, 2007 A.D.

                                                    By: /s/ Jay K. Chitnis
                                                       -------------------------
                                                             Trustee

                                                    Name: Jay K. Chitnis
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